                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1998 on the consolidated financial statements of First Chicago NBD Corporation included in this Registration Statement on Form S-4 dated
May 11, 1998, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Chicago, Illinois
May 11, 1998